Exhibit 1

                             JOINT FILING AGREEMENT

            In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.001 per share, of Avanex Corporation and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, hereby execute this Agreement this 8th day of November, 2007.



Dated:  November 8, 2007

                              PIRELLI & C. SPA



                              By:   /s/  Luciano Gobbi
                                 --------------------------------------
                                 Name:  Luciano Gobbi
                                 Title: Director and Attorney-in-fact




                              PIRELLI FINANCE (LUXEMBOURG) SA



                              By:   /s/  Pierluigi Zanaboni
                                 --------------------------------------
                                 Name:  Pierluigi Zanaboni
                                 Title: Member of the Board